                                                                   EXHIBIT 10.08



                              EMPLOYMENT AGREEMENT

     This Employment Agreement (the "Agreement") is entered into as of the 14th day of December, 1998, by and between Crescent Real Estate Equities, Ltd., a Delaware corporation ("Employer"), and Jerry Ray Crenshaw, Jr. ("Employee").

                                    RECITALS

     A. Employer is a wholly-owned subsidiary of Crescent Real Estate Equities Company, a Texas real estate investment trust ("CREE"), and the general partner of Crescent Real Estate Equities Limited Partnership, a Delaware limited partnership (the "Operating Partnership"). CREE is the owner of a majority of the limited partnership interests in the Operating Partnership. CREE, the Operating Partnership and their affiliated companies are referred to collectively herein as "Affiliates," and the term "affiliates," as used herein, shall mean and include any entity or person directly or indirectly controlling, controlled by or under common control with the person or entity in question.

     B. Employee is currently an employee of Employer. Effective on the date of this Agreement and subject to the terms and conditions hereof, (1) Employee's title will be "Vice President-Finance," (2) Employee's "Salary" (as defined herein) has been raised, (3) Employee has been granted the "Options" (as defined herein), and (4) Employee has been given access to additional information regarding Employer and Affiliates including information regarding the nature of their business, business plans, opportunities and other "Confidential Information" (as defined herein) to which Employee has not heretofore had access.

     C. In light of the consideration to Employee set forth herein and summarized in Recital B, and in order to induce Employer to enter into this Agreement and grant said consideration, Employee has agreed that the restrictions and other provisions contained in this Agreement regarding Employee's (1) use of Confidential Information and (2) solicitation of employees of Employer or Affiliates (or other "Employer Related Persons," as defined herein) are all fair and reasonable to Employee, as more fully set forth in this Agreement.

                                    AGREEMENT

     NOW, THEREFORE, for and in consideration of the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     1. EMPLOYMENT. Employer hereby employs Employee and Employee hereby accepts employment with Employer upon the terms and conditions hereinafter set forth.

     2. DUTIES. Subject to the power of the Board of Directors of Employer (the "Board") to elect and remove officers, and the power delegated by the Board or otherwise to the

Chief Executive Officer ("CEO") of Employer to appoint and remove officers, Employee will serve Employer and CREE as Vice President-Finance, and will perform, faithfully and diligently, the services and functions relating to such office or otherwise reasonably incident to such office as may be designated from time to time by the CEO. Employee will devote his full time, attention, skills, benefits and best efforts to the performance of his duties hereunder and to the promotion of the business and interests of Employer and Affiliates and will not, without the prior written consent of the CEO, become engaged in any other activity requiring significant time or personal services by Employee that will conflict with the proper performance of any such duties under this Agreement. The CEO may designate another senior officer of Employer to supervise Employee pursuant hereto and take such actions as specified herein to be taken by the CEO or the Employer (except that the CEO shall not designate any other person to make the determination of whether "Cause" exists as provided in Section 10). The duties to be performed by Employee hereunder shall be those typically performed by a controller and senior officer in the finance department for real estate companies of the size and status of CREE and the Operating Partnership. Without limiting the generality of the foregoing, Employee shall perform such specific duties as may be reasonably delegated from time to time by the CEO which are generally consistent with Employee's then current skill and competencies.

     3. TERM. Unless sooner terminated pursuant to the provisions hereof, the term of this Agreement (together with any renewals pursuant to this Section, the "Term") shall be for a term commencing on the date of this Agreement and terminating April 30, 2002; provided, however, that the Term shall be automatically extended for a period of one (1) year (thereby terminating on April 30, 2003) unless either Employer or Employee gives the other written notice that this Agreement will not be extended not less than ninety (90) days prior to April 30, 2002.

     4. COMPENSATION. As compensation for his services rendered under this Agreement, Employee will be entitled to receive the following:

          (a) Salary. During the Term, Employee will be paid an annual salary of $180,000.00, payable on the same pay cycle as similarly situated employees (the "Salary"). At any time and from time to time the Salary may be increased if so determined by the CEO, in his sole and absolute discretion, after a review of Employee's performance of his duties hereunder and whether or not Employee has accomplished the goals, targets and/or objectives established for Employee by Employee and Employer from time to time.

          (b) Bonus. In addition to the Salary, Employee may be awarded and receive such bonuses (up to the amounts indicated in the following sentence) as determined by the CEO, in his sole and absolute discretion, after a review of Employee's performance of his duties hereunder and whether or not Employee has accomplished the goals, targets and/or objectives established for Employee by Employee and Employer from time to time. The bonus attributable to any of the following years will not exceed the following amounts unless otherwise determined by the CEO in his sole discretion: 65% of annual Salary for 1999; 50% of annual Salary for 2000 and beyond.

          (c) Benefits. During the Term, Employee will be entitled to receive such group benefits as Employer may provide to its corporate officers with the title of senior vice president (or a successor title for the group of officers having comparable responsibilities).

          (d) Expenses. Employer will reimburse Employee for all reasonable and necessary out-of-pocket travel and other expenses incurred by Employee in rendering services required under this Agreement, on a monthly basis upon submission of a detailed monthly statement and reasonable documentation. Said reimbursement will be consistent with the then existing policies and procedures of Employer which are applicable to corporate officers with the title of senior vice president (or a successor title for the group of officers having comparable responsibilities).

     5.   CONFIDENTIALITY.

          (a) Acknowledgment of Proprietary Interest. Employee recognizes the proprietary interest of Employer and Affiliates in any Confidential Information (as hereinafter defined). Employee acknowledges and agrees that any and all Confidential Information learned by Employee during the course of his engagement by Employer or otherwise, whether developed by Employee alone or in conjunction with others or otherwise, will be and is the property of Employer and Affiliates. Employee further acknowledges and understands that his disclosure of any Confidential Information and/or proprietary information will result in irreparable injury and damage to Employer and Affiliates. As used herein, "Confidential Information" means all confidential and proprietary information of Employer and Affiliates, including without limitation information derived from reports, investigations, experiments, research, drawing, designs, plans, proposals, codes, marketing and sales programs, client lists, client mailing lists, financial projections, cost summaries, pricing formula, methods of conducting business, methods or strategies of negotiations, target markets, target properties and information relating to same and all other concepts, ideas, materials, or information prepared or performed for or by Employer and/or Affiliates. "Confidential Information" also includes information related to the business, products or sales of Employer and/or Affiliates, or any of their respective customers; however, it does not include information which is or becomes generally available to the public other than as a result of a disclosure by Employee.

          (b) Covenant Not-to-Divulge Confidential Information. Employee acknowledges and agrees that Employer and Affiliates are entitled to prevent the disclosure of Confidential Information. As a portion of the consideration for the employment of Employee and for the compensation being paid to Employee by Employer, Employee agrees at all times during the Term and thereafter to hold in strict confidence and not to disclose or allow to be disclosed to any person, firm or corporation, other than to persons engaged by Employer and/or Affiliates to further the business of Employer and/or Affiliates, and not to use the Confidential Information except in the pursuit of the business of Employer and/or Affiliates, without the prior written consent of Employer (which consent may be withheld in Employer's sole discretion), including any Confidential Information developed by Employee.

          (c) Return of Materials at Termination. In the event of any termination or cessation of his employment with Employer for any reason whatsoever, Employee will promptly deliver to Employer all documents, data and other information pertaining to Confidential Information. Employee will not take any documents or other information, or any reproduction or excerpt thereof, containing or pertaining to any Confidential Information.

     6. NON-SOLICITATION. During the period beginning on the date hereof and ending eighteen (18) months after the termination of this Agreement for any reason, Employee will not solicit or hire or participate in the solicitation or hiring of any "Employer Related Person" (as defined herein) to perform any services, directly or indirectly, which are the same or similar to the services such Employer Related Person performed for the Employer or Affiliate, or which would or could require the Employer Related Person to use any Confidential Information, without the express written consent of the CEO or his designee, which consent may be withheld in the sole discretion of the CEO or said designee. As used herein, the term "Employer Related Person" means any person or entity employed or otherwise engaged by Employer or any Affiliate on a full or part time basis during the Term of this Agreement.

     7.   [INTENTIONALLY OMITTED.]

     8. ENFORCEMENT. Employee agrees that (a) the obligations contained in Sections 5 and 6 (regarding Confidential Information and Non Solicitation) are unique, are necessary to protect the Employer and Affiliates (including, without limitation, the continuity of the business of Employer and Affiliates and their goodwill) and that any remedy at law for breach or threatened breach of any of the obligations would be inadequate. Consequently, Employee agrees that (a) Employer and each Affiliate (each Affiliate being an intended beneficiary hereof) may enforce specific performance of the terms of said Sections, (b) Employer and each Affiliate shall have the right to obtain a temporary restraining order, temporary injunction and permanent injunction to secure performance thereof and to prevent the breach or threatened breach of such provisions and (c) Employee waives, foregoes and agrees to confirm that Employee waives and foregoes any right to require that Employer or any Affiliate post a bond or any other security in any proceeding to enforce its rights hereunder, whether or not such action is seeking a temporary restraining order, a temporary or permanent injunction or any other equitable relief.

     9. OPTIONS TO PURCHASE STOCK. Employer shall cause CREE to grant to Employee an option (the "Option") to purchase stock of CREE (the "Stock") pursuant to the "Second Amended and Restated 1995 Crescent Real Estate Equities Company Stock Incentive Plan" (the "Plan") and the form of option agreement presently in use by CREE for its corporate officers with the title of senior vice president (or a successor title for the group of officers having comparable responsibilities) (the "Option Agreement") as follows:

          (a) Number of Shares and Exercise Price. The total number of shares of Stock subject to the Option shall be 125,000, exercisable as follows: 75,000 shares at $22.00 per share; 15,000 shares at $25.00 per share; 20,000 shares at $27.00 per share; and 15,000 shares at $28.00 per share.

          (b) Vesting. The Option shall vest and Employee may exercise the same on the schedule of twenty percent (20%) per year, beginning on December 21, 1999; provided that (i) upon termination of this Agreement pursuant to
Section 10(a)(i) or 10(a)(iv), below, the right to purchase any portion of the Stock which has not theretofore vested shall terminate, (ii) upon termination of this Agreement pursuant to Sections 10(a)(ii) or 10(a)(iii), below, the rights of Employee shall be subject to the terms of the Plan and Option Agreement, and (iii) upon termination of this Agreement pursuant to Section 10
(a)(v) below, Employee's rights to purchase the Stock, or any other stock underlying any previously granted option or options, shall be fully vested. Nothing in this Agreement shall be construed as affecting the vesting of any of Employee's options in the event that this Agreement is renewed or Employee continues in the employment of Employer following the termination of this Agreement.

          (c) Type of Option. The Option granted hereby shall be a Non-qualified Stock Option, pursuant to Article V of the Plan, to the maximum extent possible and, to the extent applicable, the limitations and conditions of the Plan shall govern the Options except as otherwise modified or affected by the Option Agreement.

     10.  TERMINATION.

          (a) Events Causing Termination. This Agreement and the employment relationship created hereby will terminate upon the occurrence of any of the following events:

                (i) The expiration of the Term as set forth in Section 3 above;

                (ii)  The death of Employee;

                (iii) The "Disability" (as hereinafter defined) of Employee;

                (iv) Written notice to Employee from Employer of termination for "Cause" (as hereinafter defined);

                (v) Written notice to Employee from Employer of termination for any reason other than as set forth in Sections 10(a)(i), 10(a)(ii), 10(a)(iii) or 10(a)(iv) or written notice to Employee from Employer of a change in duties such that the duties to be performed by Employee are (A) not consistent with those described in Section 2 or (B) to be performed at a location which is sixty (60) miles or more from Employer's principal office at the date of execution of this Agreement; or

                (vi) The election by Employee of the Severance Package pursuant to (and as defined in) Section 11.

For purposes of Section 10(a)(iii), the "Disability" of Employee will have the same meaning given such term in the Plan. For purposes of Section 10(a)(iv), "Cause" shall mean Employee shall commit any act or omit to take any action in bad faith and to the detriment of Employer or Employee shall fail to perform the duties reasonably required of Employee in accordance with Section 2 of this Agreement, in the reasonable determination of the CEO.

          (b) Survival; Payments Upon Termination. Subject to the provisions of Section 11 but otherwise notwithstanding anything to the contrary in this Agreement, the provisions of Sections 5, 6 and 8 will survive any termination, for whatever reason (except Employee's election of the Severance Package pursuant to Section 11), of Employee's employment under this Agreement and the Term of this Agreement. In the event of the termination of Employee's employment prior to the completion of the Term, Employee or his estate, as the case may be, will be entitled only to the Salary payable pursuant to Section 4 hereof through the end of the calendar month in which termination occurs and the rights set forth in Section 9 (b), if any, except that if Employee's employment is terminated pursuant to Section 10(a)(v), Employee or his estate, as the case may be, will be entitled to receive within five (5) calendar days from the date of notice of termination or a change in duties as specified in
Section 10(a)(v) a lump-sum payment equal to one year's Salary at the rate in effect immediately prior to the termination on the date of termination together with the other benefits the Employee is entitled to pursuant to Section 4(c) for a period of one (1) year following termination.

     11. MERGERS AND REORGANIZATIONS; CHANGE OF CONTROL. Upon merger or reorganization or change of control within the meaning of Sections 1.9(a) and
(b) of the Plan or upon sale of all or substantially all of the Operating Partnership's assets or other significant reorganization or corporate combination, Employee shall have the right to elect either (a) the rights and benefits to which Employee may be entitled pursuant to this Agreement upon termination hereof pursuant to Section 10(a)(v) (the "Contract Rights") or (b) substantially the same rights and substantially the same treatment afforded to corporate officers with the title of senior vice president (or a successor title for the group of officers having comparable responsibilities) (the "Severance Package"). The election of either (a) or (b) shall be made in writing by Employee at such time as may be required pursuant to the terms of the Severance Package but, in any event, not more than ten (10) days after Employee has been given written notice of the material terms of the Severance Package. If Employee fails to notify Employer in writing of his election of either the Contract Rights or the Severance Package within the time set forth herein, the Employee will be conclusively deemed to elected the Contract Rights. Upon election of the Severance Package and Employee's acceptance thereof in accordance with its terms, this Agreement shall terminate in its entirety with no further action required by Employer or Employee and, notwithstanding anything to the contrary contained herein, Employee shall be entitled to the benefits of and be bound to the obligations imposed by the Severance Package and neither Employee nor Employer shall have any further rights or obligations pursuant to this Agreement.

     12. NOTICES. Any notices, consents, demands, requests, approvals and other communications to be given under this Agreement by either party to the other will be deemed to have been duly given if given in writing and personally delivered or sent by mail, registered or certified, postage prepaid with return receipt requested, as follows: if to Employer, to 777 Main Street, Suite 2700, Fort Worth, Texas 76102, Attention: CEO; or if to Employee, to Jerry Ray Crenshaw, Jr. 5405 Janet Lane, Colleyville, Texas 76034. Notices delivered personally will be deemed communicated as of actual receipt; mailed notices will be deemed communicated as of three days after mailing.

     13. ENTIRE AGREEMENT. This Agreement contains the entire agreement of the parties hereto and supersedes all prior agreements and understandings, oral or written between the parties hereto. No modification or amendment of any of the terms, conditions or provisions herein may be made otherwise than by written agreement signed by the parties hereto.

     14. GOVERNING LAW; VENUE. This Agreement and the rights and obligations of the parties hereto will be governed, construed and enforced in accordance with the laws of the State of Texas, without regard to the principles of conflicts of laws thereof. The parties agree that this Agreement shall be performable in Tarrant County, Texas.

     15. PARTIES BOUND; ASSIGNMENT. This Agreement and the rights and obligations hereunder will be binding upon and inure to the benefit of Employer and Employee, and their respective heirs, personal representatives, successors and assigns. Employer will have the right to assign this Agreement to CREE, the Operating Partnership or any other Affiliate functioning as a real estate company of the size and status of CREE and the Operating Partnership, or to Employer's successors or assigns. The terms "successors" and "assigns" will include any person, corporation, partnership or other entity that buys all or substantially all of Employer's assets or all of its stock, or with which Employer merges or consolidates. The rights, duties or benefits to Employee hereunder are personal to him, and no such right or benefit may be assigned by him. Without limitation of the foregoing, Employee's agreements set forth in Sections 5, 6 and 8 shall inure to the benefit of Employer, Affiliates and their respective successors and assigns.

     16. CHOICE OF FORUM. Subject to the provisions of Section 24 regarding arbitration of disputes, the parties hereto agree that should any suit, action or proceeding arising out of this Agreement be instituted by any party hereto (other than a suit, action or proceeding to enforce or realize upon any final court judgment arising out of this Agreement), such suit, action or proceeding shall be instituted only in a state or federal court in Tarrant County, Texas. Each of the parties hereto consents to the in persona jurisdiction of any state or federal court in Tarrant County, Texas and waives any objection to the venue of any such suit, action or proceeding. The parties hereto recognize that courts outside Tarrant County, Texas may also have jurisdiction over suits, actions or proceedings arising out of this Agreement, and in the event that any party hereto shall institute a proceeding involving this Agreement in a jurisdiction outside Tarrant County, Texas, the party instituting such proceeding shall indemnify any other party hereto for any attorneys fees, losses and expenses that may result from the breach of the foregoing covenant to institute such proceeding only in a state or federal court in Tarrant County, Texas, including without limitation any additional expenses incurred as a result of litigating in another jurisdiction, such as reasonable fees and expenses of local counsel and travel and lodging expenses for parties, witnesses, experts and support personnel.

     17. SERVICE OF PROCESS. Service of any and all process that may be served on any party hereto in any suit, action or proceeding arising out of this Agreement may be made in the manner and to the address set forth in Section 12 and service thus made shall be taken and held to be valid personal service upon such party by any party hereto on whose behalf such service is made.

     18. ENFORCEABILITY. In addition to the provisions of Section 8, above, the parties agree that if, for any reason, any provision contained in this agreement should be held invalid in part through arbitration or by a court of competent jurisdiction, then it is the intent of each of the parties hereto that the balance of this Agreement be enforced to the fullest extent permitted by applicable law. Accordingly, should an arbitration panel or a court of competent jurisdiction determine that the scope of any covenant is too broad to be enforced as written, it is the intent of each of the parties that the arbitration panel or court should reform such covenant to such narrower scope as it determines enforceable.

     19. WAIVER OF BREACH. The waiver by any party hereto of a breach of any provision of this Agreement will not operate or be construed as a waiver of any subsequent breach by any party.

     20. CAPTIONS. The captions in this Agreement are for convenience of reference only and will not limit or otherwise affect any of the terms or provisions hereof.

     21. COSTS. Subject to Section 24 regarding arbitration of disputes, if any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party will be entitled to reasonable attorneys' fees, costs and necessary disbursements in addition to any other relief to which he or it may be entitled.

     22. OTHER OBLIGATIONS. Employee represents and warrants that he has not as of the execution of this Agreement assumed any obligations inconsistent with those contained herein.

     23. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which will be deemed an original and all of which will constitute one and the same instrument, but only one of which need be produced.

     24. ARBITRATION. At the election of either party to this Agreement, any Dispute arising pursuant hereto (the "Dispute") will be determined by arbitration in accordance with the provisions hereof. If a Dispute arises, Employer and Employee shall attempt to resolve the Dispute for a period of five
(5) business days following either party's delivery of a notice ("Preliminary Notice") (said period called "Settlement Period") of its intent to submit the Dispute to arbitration if not resolved prior to the expiration of the Settlement Period. If the Dispute is not resolved at the end of the Settlement Period after the prescribed mediation, either party may thereafter deliver a written notice ("Arbitration Notice") to the other party and the American Arbitration Association ("AAA") (Dallas Office) notifying both of its intent to resolve the Dispute in accordance with the further provisions of this Section and the Commercial Arbitration Rules of the AAA then in effect ("AAA Rules"). However, the provisions of this Section shall control over any contrary provisions in the AAA Rules. Within five (5) days after the delivery of an Arbitration Notice, each party shall deliver a written statement of a resolution of the Dispute acceptable to it to the other party (each an "Original Resolution") (and, if more than one issue is the subject of an Arbitration Notice, each issue shall be the subject of a separate Resolution). Employer's statement is hereafter called "Employer's Resolution" and Employee's statement is hereafter called "Employee's Resolution." If either party fails to timely deliver its Original Resolution, the Original Resolution of the other party shall be binding on the parties and no further action shall be taken to resolve the Dispute. The resolution of the Dispute shall be based upon the determination of a panel of three arbitrators ("Arbitrators") selected in accordance with the further provisions of this Section. All of the Arbitrators shall be selected from the panel of arbitrators submitted by AAA. Within ten
(10) days after either party delivers an Arbitration Notice to the other party and the AAA requesting arbitration in accordance with the provisions of this subsection, AAA shall deliver a list ("Panel List") of qualified arbitrators to Employer and Employee. Within ten (10) days after the delivery of the Panel List, each party shall send written notice ("Party Selection Notice") to the other party and the AAA indicating its choice of one arbitrator and indicating up to two persons on the Panel List to which it objects ("Objectionable Persons"). Within ten (10) days after its receipt of both Party Selection Notices, the AAA shall select a third arbitrator from the Panel List by delivering written notice ("AAA Selection Notice") of its selection to both parties. The third arbitrator shall not be an Objectionable Person. The Arbitrators shall be one person selected by each party and one person selected by the AAA. Within five (5) days after the date of the delivery of the AAA Selection Notice, Employer and Employee shall submit their respective Resolution in writing (which may not be different from their respective original Resolutions), together with the supporting data and facts used to determine their Resolution, to the Arbitrators. Within twenty (20) days after the Resolutions are submitted, the Arbitrators shall hold a hearing during which Employer and Employee may present evidence in support of their respective resolutions. Within fifteen (15) days after the date on which the hearing is completed, the Arbitrators will determine a resolution ("Final Resolution") based upon the parties' submissions and evidence presented. The Final Resolution may but need not be either the Employer's Resolution or the Employee's Resolution. The Arbitrator's determination shall be binding on each party and may be enforced by a court of competent jurisdiction. The cost of such arbitration shall be paid in accordance with the direction of the Arbitrators.

     IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

                                         EMPLOYER:


                                         CRESCENT REAL ESTATE EQUITIES,
                                         LTD., a Delaware corporation

                                         By:   /s/ DAVID M. DEAN
                                            ------------------------------------
                                         Name:     David M. Dean
                                              ----------------------------------
                                         Title:    Senior Vice President, Law
                                               ---------------------------------


                                         EMPLOYEE:

                                         /s/ TERRY RAY CRENSHAW, JR.
                                         ---------------------------------------
                                         Jerry Ray Crenshaw, Jr.